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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

DATE OF REPORT: November 15, 2001
(Date of earliest event reported)

Western Sierra Bancorp
(Exact name of registrant as specified in its charter)

California	000-25979	68-0390121
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. Number)

3350 Country Club Drive, Suite 202,
Cameron Park, California 95682
(Address of principal executive offices) (Zip Code)

(530) 677-5600
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events.

  Acquisition of Central California Bank, Sonora, California

    On November 15, 2001, Western Sierra Bancorp and Central California Bank entered into an Agreement and Plan of Reorganization pursuant to which Central California Bank will become a wholly-owned subsidiary of Western Sierra Bancorp and will continue to operate under a separate California commercial bank charter. Upon consummation of the merger, Central California Bank's shareholders will receive Western Sierra stock, cash or a combination thereof valued at $14.10 for each outstanding share of Central California's stock, subject to certain limitations to assure the transaction qualifies as a tax-free reorganization.

    The completion of the merger is subject to receipt of regulatory approvals including approvals of the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation and the California Department of Financial Institutions. The transaction must also be approved by holders of at least a majority of the issued and outstanding shares of Central California Bank's stock. The parties anticipate that the transaction will be completed during the first quarter of 2002.

Item 7. Financial Statements and Exhibits.

  A.
  Financial Statements of Businesses Acquired.

        Not applicable.

  B.
  Pro Forma Financial Information.

        Not applicable.

  C.
  Exhibits.

Page

2.1	Agreement and Plan of Reorganization by and between Western Sierra Bancorp and Central California Bank dated November 15, 2001	3

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SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN SIERRA BANCORP
Date: November 21, 2001	By:	/s/ GARY D. GALL Gary D. Gall President and Chief Executive Officer

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FORM 8-K
  Item 5. Other Events.
  Item 7. Financial Statements and Exhibits.
SIGNATURES